Exhibit 99.1

Hatteras Financial Corp. Announces Fourth Quarter 2011 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--February 14, 2012--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended December 31, 2011.

Fourth Quarter 2011 Highlights

  Net income of $0.92 per weighted average share
  Declared a $0.90 per share common dividend
  Book value increased 2.89% to $27.08 per share
  Net return on average equity of 13.8%
  Average net interest spread of 1.56%
  Annualized total expense ratio of 0.93% of average shareholders’ equity

Full Year 2011 Highlights

  Net income of $3.97 per weighted average share
  Declared $3.90 per share common dividends
  Book value increased 9%, or $2.24 per share
  Net return on average equity of 15.0%
  Average net interest spread of 1.78%

Fourth Quarter 2011 Results

During the quarter ended December 31, 2011, the Company earned net income of $70.6 million, or $0.92 per diluted common share, compared to net income of $79.0 million, or $1.04 per diluted common share during the quarter ended September 30, 2011. Net interest income for the quarter ended December 31, 2011 was $72.5 million, compared to $70.2 million for the quarter ended September 30, 2011. The Company’s net interest margin decreased to 1.56% for the fourth quarter of 2011 from 1.64% in the third quarter of 2011 due to a portfolio yield drop that was not offset by a corresponding decrease in the Company’s cost of funds. The Company’s cost funds (including hedges) decreased 0.04% to 1.04% for the quarter ended December 31, 2011. The Company’s average repurchase agreement (repo) rate increased to 0.37% in the fourth quarter of 2011, from 0.29% in the third quarter of 2011, on all outstanding short-term (less than 30 days) repo positions. The Company realized gain on sale of mortgage-backed securities (MBS) of $2.8 million during the quarter compared to $13.3 million for the previous quarter. Operating expenses were $4.7 million for the fourth quarter of 2011 versus $4.6 million for the third quarter of 2011, and the annualized expense ratio was 0.93% of shareholders’ equity based on average equity for the quarter ended December 31, 2011 as compared to 0.90% for the prior quarter.

“We achieved strong returns for our investors in 2011 despite volatile market conditions that impacted the interest rate and mortgage markets,” said Michael R. Hough the Company’s Chief Executive Officer. “Our take away from last year is that investing with caution and thoughtfulness does not preclude strong performance and good returns from our strategy. We stuck to our focused approach and reduced risk in our portfolio, maintaining the appropriate balance of assets and liabilities that is imperative at this point of the economic cycle. We were pleased to have been able to distribute a risk-adjusted dividend return that belied the volatility and to have put the company in position to be excited about the future.”

Mr. Hough added “Interest rates are now at historic lows and we will need to remain diligent and proactive in the balancing of interest rate spread and portfolio duration. We believe the short-duration balance sheet we have built over the past four years properly reflects where we should be positioned today in light of domestic and global economic uncertainty.”

Dividend

The Company declared a dividend of $0.90 per share of common stock with respect to the quarter ended December 31, 2011, which was a decrease from the $1.00 per share dividend for the quarter ended September 30, 2011. Based on the closing share price of $26.37 on December 31, 2011, the fourth quarter dividend equates to an annualized yield of 13.7%.

Portfolio

The Company’s portfolio, consisting of Fannie Mae and Freddie Mac guaranteed mortgage securities (agency securities), increased to $17.7 billion at December 31, 2011, compared to $17.6 billion at the end of the previous quarter. The portfolio’s weighted average coupon was 3.46% for the fourth quarter of 2011, compared to 3.54% for the third quarter of 2011. The annualized yield on average assets declined to 2.60% for the fourth quarter of 2011, compared to 2.72% for the third quarter of 2011.

At December 31, 2011, the Company’s portfolio of agency securities consisted of 94.4% of adjustable-rate MBS and 5.6% of 15-year fixed-rate MBS. At December 31, 2011, the Company owned $16.8 billion of adjustable-rate MBS with a weighted average coupon of 3.49% and a weighted average cost basis of $102.42, and $0.9 billion of 15-year fixed-rate securities with a weighted average coupon of 3.05% and a weighted average cost basis of $103.34. The Company’s adjustable rate MBS portfolio at December 31, 2011 is summarized below.

			Weighted Avg.
(dollars in thousands)	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-18	$1,355,919	4.75%	$101.30	$1,373,606	$106.43	$1,443,136
19-36	956,912	3.95%	$102.02	976,239	$105.57	$1,010,209
37-60	7,749,135	3.33%	$102.44	7,938,089	$104.64	$8,108,775
61-84	5,775,967	3.32%	$102.69	5,931,052	$104.51	$6,036,655
85-120	147,644	3.96%	$103.53	152,850	$105.09	$155,160
Total MBS	$15,985,576	3.49%	$102.42	$16,371,836	$104.81	$16,753,934

During the fourth quarter of 2011, the expense of amortizing the premium on the Company’s securities was $32.6 million, compared to $30.1 million during the third quarter of 2011. The weighted-average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annualized basis) during the fourth quarter of 2011 was 27.4%, compared to 28.6% during the third quarter of 2011. The Company’s weighted-average one-month constant prepayment rate (CPR) for the quarter ended December 31, 2011 was 20.8, as compared to 21.7 for the quarter ended September 30, 2011. CPR measures unscheduled repayment rate as a percentage of principle on an annualized basis.

Portfolio Financing and Leverage

At December 31, 2011, the Company financed its portfolio with approximately $16.2 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity with 23 different counterparties. The Company’s repo debt-to-shareholders’ equity ratio at December 31, 2011, was 7.8 to 1, slightly decreasing from 7.9 to 1 from September 30, 2011. The Company’s repurchase agreements had a weighted-average term of approximately 23 days. The Company also uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of December 31, 2011, the Company had in place, with 13 different counterparties, interest rate swaps with a notional amount of $7.3 billion. The swap agreements, which are indexed to 30-day LIBOR, have a weighted average remaining term of 34 months at a weighted average fixed rate of 1.78%.

Book Value

The Company’s book value (shareholders’ equity) per share on December 31, 2011 was $27.08, up $0.76 or 2.89%, from the per share book value of $26.32 on September 30, 2011. On a per share basis, the book value at December 31, 2011 consisted of $24.79 of common equity, $0.03 of retained earnings, $5.11 of unrealized gains on agency securities, and ($2.85) of unrealized losses on interest rate swaps.

Full Year 2011 Results

Although the Company experienced spread compression over the course of the year as interest rates declined, 2011 still offered a favorable earning environment. The Company generated net income of $284.4 million, for the 12 months ended December 31, 2011, which equaled $3.97 per weighted average share. Return on weighted average equity for the year was 14.97%. Book value per share increased $2.24, or 9.0%, from $24.84 on December 31, 2010 to $27.08 on December 31, 2011.

For the 12 months ended December 31, 2011, the annualized yield on weighted average assets during the period was 2.84%, and the annualized cost of funds on the weighted average repurchase balance was 1.06%. This resulted in a weighted average interest rate spread of 1.78% for the year.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday February 15, 2012, to discuss financial results for the fourth quarter ended December 31, 2011. To participate in the event by telephone, please dial (877) 317-6789 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6789. Canada callers should dial (866) 605-3852. A digital replay of the call will be available on Wednesday, February 15, 2012 at approximately 12:00 noon ET through Thursday, February 23, 2012 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10010089. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 2000® and the Russell 3000® indices.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," ”will,” "expect," "intend," "anticipate," "estimate," ”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s MBS portfolio and repurchase agreements, interest rates and the Company’s long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Hatteras Financial Corp.
Balance Sheets

(In thousands, except per share amounts)
	December 31, 2011	December 31, 2010
Assets

Mortgage-backed securities, at fair value
(including pledged assets of $17,012,472 and $9,089,295 at December 31, 2011	$17,741,873	$9,587,216
and 2010, respectively)
Cash and cash equivalents	347,045	112,626
Restricted cash	237,014	75,422
Unsettled purchased mortgage-backed securities, at fair value	49,630	49,710
Accrued interest receivable	63,025	37,973
Principal payments receivable	105,333	84,151
Debt security, held to maturity, at cost	15,000	15,000
Interest rate hedge asset	-	23,944
Other assets	27,799	20,937
Total assets	$18,586,719	$10,006,979

Liabilities and shareholders’ equity
Repurchase agreements	$16,162,375	$8,681,060
Payable for unsettled securities	48,999	49,774
Accrued interest payable	4,596	3,177
Interest rate hedge liability	219,167	71,681
Dividend payable	69,141	46,116
Accounts payable and other liabilities	2,253	9,687
Total liabilities	16,506,531	8,861,495

Shareholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none
outstanding at December 31, 2011 and 2010	–	–
Common stock, $.001 par value, 100,000,000 shares authorized, 76,823,220 and 46,115,990 shares issued and outstanding at

December 31, 2011 and 2010, respectively	77	46
Additional paid-in capital	1,904,748	1,043,027
Retained earnings (accumulated deficit)	2,041	(3,480)
Accumulated other comprehensive income	173,322	105,891
Total shareholders’ equity	2,080,188	1,145,484
Total liabilities and shareholders’ equity	$18,586,719	$10,006,979

Hatteras Financial Corp.
Statements of Income
For the years ended December 31, 2011, 2010 and 2009

(In thousands, except per share amounts)

	2011	2010	2009

Interest income:
Interest income on mortgage-backed securities	$424,713	$263,751	$282,344
Interest income on short-term cash investments	1,407	1,265	771
Interest income	426,120	265,016	283,115

Interest expense	144,662	95,923	96,267

Net interest income	281,458	169,093	186,848

Operating expenses:
Management fee	13,787	9,205	8,677
Share based compensation	1,150	1,432	1,296
General and administrative	2,724	2,507	2,475
Total operating expenses	17,661	13,144	12,448

Other income/(expense):
Net gain on sale of mortgage-backed securities	20,576	13,551	–
Other income/(expense)	20,576	13,551	–

Net income	$284,373	$169,500	$174,400

Earnings per share - common stock, basic and diluted	$3.97	$4.30	$4.82

Weighted average shares outstanding	71,708,058	39,454,362	36,195,840

Key Statistics (Amounts are unaudited and subject to change)

(in thousands, except per share amounts)
		Three months ended (unaudited)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

Statement of Income Data
Interest income	$114,821	$110,505	$113,519	$87,275	$67,952
Interest Expense	(42,299)	(40,259)	(35,910)	(26,194)	(24,740)
Net Interest Income	72,522	70,246	77,609	61,081	43,212

Gain on sale of mortgage-backed securities	2,841	13,330	4,405	–	5,783

Operating Expenses	(4,738)	(4,594)	(4,471)	(3,858)	(3,356)

Net Income	$70,625	$78,982	$77,543	$57,223	$45,639

Earnings per share - common stock, basic	$0.92	$1.04	$1.04	$0.96	$0.99

Earnings per share - common stock, diluted	$0.92	$1.04	$1.04	$0.96	$0.99

Weighted average shares outstanding	76,607	75,743	74,807	59,442	46,100

Distributions per common share	$0.90	$1.00	$1.00	$1.00	$1.00

Key Portfolio Statistics
Average MBS	$17,608,752	$16,192,903	$14,956,852	$10,883,248	$7,990,536
Average Repurchase Agreements	$16,280,835	$14,884,196	$13,540,291	$9,983,197	$7,326,776
Average Equity	$2,040,843	$2,035,296	$2,016,013	$1,497,223	$1,188,389
Average Portfolio Yield	2.60%	2.72%	3.03%	3.20%	3.39%
Average Cost of Funds	1.04%	1.08%	1.06%	1.05%	1.35%
Interest Rate Spread	1.56%	1.64%	1.97%	2.15%	2.04%
Return on Average Equity	13.84%	15.52%	15.39%	15.29%	15.39%
Average Annual Portfolio Repayment Rate	27.39%	28.55%	18.54%	22.44%	31.26%
Debt to Equity (at period end)	7.8:1	7.9:1	7.4:1	6.1:1	7.6:1
Debt to Additional Paid in Capital at period end)	8.5:1	8.4:1	8.0:1	6.4:1	8.3:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Mortgage-backed Securities Portfolio as of December 31, 2011 (Amounts are unaudited and subject to change)

	MBS	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency MBS
Fannie Mae Certificates
ARMS	$11,446,397	$-	$278,559	$11,724,956	66.1%
Fixed Rate	493,648	(132)	1,076	494,592	2.8%
Total Fannie Mae	11,940,045	(132)	279,635	12,219,548

Freddie Mac Certificates
ARMS	4,925,438	$-	103,540	5,028,978	28.3%
Fixed Rate	491,289	(6)	2,064	493,347	2.8%
Total Freddie Mae	5,416,727	(6)	105,604	5,522,325

Total Agency MBS	$17,356,772	$(138)	$385,239	$17,741,873

Repo Borrowings December 31, 2011 (Amounts are unaudited and subject to change)

	December 31, 2011
		Weighted Average
	Balance	Contractual Rate
Within 30 days	$16,162,375	0.37%
30 days to 3 months	-	-
3 months to 36 months	-	-
	$16,162,375	0.37%

Hatteras Swap Portfolio as of December 31, 2011 (Amounts are unaudited and subject to change)

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$400,000	10	1.75%
Over 12 months to 24 months	800,000	18	2.05%
Over 24 months to 36 months	2,400,000	32	1.76%
Over 36 months to 48 months	3,700,000	42	1.73%

Total	$7,300,000	34	1.78%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com